EXHBIT 10.30 (b)

                   AMENDMENT NO. 1 TO LOAN AND SECURITY
                              AGREEMENT AND WAIVER



          This Amendment No. 1 to Loan and Security Agreement (the
Amendment ),   is entered into this 18th day of April, 1996, by and
between FACTORY 2-U, INC., an   Arizona corporation ( Borrower ),
and FINOVA CAPITAL CORPORATION, a Delaware   corporation,

  W IT N E S S E T H :

       WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated as of November 10, 1995 (the Loan Agreement); and

          WHEREAS, Borrower has requested that Lender amend the Loan
Agreement   in certain respects and, subject to the terms and conditions set
forth below, Lender is willing   to do so.

          NOW, THEREFORE, in consideration of the premises and the
mutual   covenants and undertakings set forth herein, the parties hereby agree as follows:

          1.   Defined Terms.  All capitalized terms used herein and not
otherwise   defined shall have the meanings given such terms in the Loan
Agreement.

          2. Amendment to Loan Agreement. The Loan Agreement and the Schedule are hereby amended, as of the First Amendment Effective Date, as follows:

               2.1 Section 13.15 of the Loan Agreement is hereby amended to read in its entirety as follows:

                    13.15 Repayment of Merchandising Note. Shall cause all of Borrower's obligations under the Merchandising Note (i) not to exceed $6,000,000 at any one time outstanding, (ii) with respect to all such obligations outstanding on June 30, 1996, to be repaid within thirty (30) days of such date (iii) with respect to all such obligations incurred after June 30, 1996, to be repaid within thirty (30) days of when incurred, and
(iv) to represent at any point in time all of Borrower s obligations to General Textiles for inventory purchased from General Textiles by Borrower.

               2.2 Section 18 of the Loan Agreement is hereby amended by inserting the following new defined terms:

                     First Amendment means that certain Amendment No. 1 to Loan and Security Agreement, effective as of the First Amendment
Effective  Date, by and between Borrower and Lender.

                     First Amendment Effective Date means February 1, 1996.

                     GenTex Availability Increase Amount means the Fifth Amendment Availability Increase Amount, as that term is defined in
Section  2.1 of the GenTex Fifth Amendment.

                     GenTex Fifth Amendment means that certain Amendment No. 5 to Loan and Security Agreement dated as of the First Amendment Effective Date by and between Lender and General Textiles.

                     Refinancing Fee means an amount equal to one and one-quarter percent (1-1/4%) of the GenTex Availability Increase
Amount, payable, if at all, pursuant to Paragraphs 3, 4 or 5 of the Additional Provisions.

               2.3 That Section of the Schedule to the Loan Agreement entitled "LOANS" is hereby amended by adding the following sentence at the end thereof:

          Notwithstanding the provisions of the foregoing subparagraph (b), Lender agrees to establish advance rates in respect of Borrower's Eligible Inventory equal to the advance rates applicable to "Eligible Inventory" under that certain Loan and Security Agreement between Lender and General Textiles, as such advance rates may be adjusted from time to time, upon receipt by Lender (i) of evidence that Borrower has installed the point-of-sale equipment referenced in paragraph 7 of that Section of the Schedule entitled "ADDITIONAL PROVISIONS" and that such point-of-sale equipment is fully functional and generating inventory reports in form acceptable to Lender, and (ii) of an inventory valuation report prepared by Gordon Brothers or other inventory appraiser acceptable to Lender, which report demonstrates, in Lender's sole credit discretion, that application of such advance rates to Borrower's Eligible
 Inventory is appropriate.

               2.4 The definition of "Capital Expenditures" set forth in that Section of the Schedule to the Loan Agreement entitled "NEGATIVE
COVENANTS" is hereby amended to read in its entirety as follows:

          Borrower shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower in any fiscal year would exceed $500,000; provided, however, the purchase by Borrower of point-of-sale equipment with proceeds of the Term Loan, as that term is defined in the GenTex Fifth Amendment, shall not be considered a Capital Expenditure for purposes of calculating Borrower's compliance with this covenant.

             2.5 Paragraphs 3, 4, and 5 of that Section of the Schedule to the Loan Agreement entitled "ADDITIONAL PROVISIONS" are hereby
amended to        read in their entirety as follows:

          3. Refinancing of Nogales Real Property. Borrower shall obtain replacement financing for the Bank of America Debt or shall have repaid the Bank of America Debt in full no later than May 31, 1996. Lender agrees that it shall thereupon subordinate its lien under the GenTex Deed of Trust to the lien of such new lender, provided, (i) no Event of Default or event or condition which, with the passage of time, giving of notice, or both, would constitute an Event of Default, exists and is continuing at the time of such refinancing, (ii) such new lender shall have entered into an agreement with Lender, on such terms as Lender shall deem acceptable, corresponding to the Bank of America Agreement, and (iii) the amount and other terms of such refinancing shall be acceptable to Lender in its sole discretion. In the event Borrower fails to receive proceeds of such re-financing by such date Borrower shall nonetheless have satisfied the requirements of this Paragraph

 (i) by complying with the requirements of either Paragraph 4 or Paragraph 5 below, or (ii) by paying the Refinancing Fee.

          4. Sale-Leaseback of Nogales Warehouse. Borrower shall enter into a sale-leaseback transaction with respect to the Nogales Warehouse not later than May 31, 1996. Lender agrees that it shall thereupon release its lien under the GenTex Deed of Trust, provided, (i) no Event of Default or event or condition which, with the passage of time, giving of notice, or both, would constitute an Event of Default, exists and is continuing at the time of such release and termination, (ii) such sale-leaseback transaction, in Lender's sole discretion, shall constitute an arm's-length, bona-fide transaction, (iii) Borrower shall have executed and delivered a leasehold deed of trust and such other agreements as Lender shall require to reflect lender's security interest in and to Borrower's interest in the Nogales Warehouse, (iv) the purchaser- lessor of the Nogales Warehouse shall have entered into an agreement with Lender, on such terms as Lender shall deem acceptable, corresponding to the Bank of America Agreement, (v) Borrower shall have received net proceeds of such sale transaction of approximately $1,500,000. In the event Borrower fails to receive proceeds of such sale-leaseback by such date Borrower shall nonetheless have satisfied the requirements of this Paragraph 4 (i) by complying with the requirements of either Paragraph 3 above or Paragraph 5 below, or (ii) by paying the Refinancing Fee.

          5. Sale of Nogales Warehouse. Borrower shall sell the Nogales Warehouse not later than May 31, 1996. Lender agrees that it shall thereupon release its lien under the GenTex Deed of Trust, provided, (i) no Event of Default or event or condition which, with the passage of time, giving of notice, or both, would constitute an Event of Default, exists and is continuing at the time of such release and termination, (ii) such sale transaction, in Lender's sole discretion, shall constitute an arm's-length, bona-fide transaction, and (iii) the net cash proceeds to Borrower shall be approximately $4,000,000, payable in cash at the closing of such sale. In the event Borrower fails to receive proceeds of such sale by such date Borrower shall nonetheless have satisfied the requirements of this Paragraph 5 (i) by complying with the requirements of either Paragraph 3 or Paragraph 4 above, or (ii) by paying the Refinancing Fee.

               2.6 New Paragraphs 8 and 9 are hereby added to the Additional Provisions to read in their entirety as follows:

          8. Capital Contribution. No later than March 15, 1996, FBC shall have made a capital contribution to Borrower in an amount not less than $3,057,006.62. On the date of such contribution, Borrower shall pay a fee to Lender equal to the greater of (i) $65,000, or (ii) two percent (2%) of such contribution. After payment of such fee, the balance of such capital contribution shall be paid to General Textiles in reduction of Borrower s obligations under the Merchandising Note.

          9. Merger or Acquisition. No later than December 31, 1996, (i) Borrower shall have merged with and into General Textiles, with General Textiles the surviving corporation, or (ii) General Textiles shall have purchased all of the outstanding shares of Borrower's capital stock, in either case on standard commercially reasonable terms and conditions, comparable to those of an arm's-length transaction between unaffiliated entities and accompanied by a valuation opinion satisfactory to Lender in the exercise of its reasonable business judgment, prepared by an accounting or investment firm acceptable to Lender.

            2.7 The list of Permitted Encumbrances set forth in that Section of the Schedule to the Loan Agreement entitled BORROWER
INFORMATION is hereby amended by adding the following new entry at the end thereof:

                 i) Liens in favor of General Textiles on all of Borrower s personal property assets, as collateral security for all of Borrower s obligations to General Textiles, including without limitation, under the Merchandising Note, provided all of General Textile s rights have been collaterally assigned to Lender.

               2.8 The paragraph entitled "Indebtedness" set forth in that Section of the Schedule entitled "NEGATIVE COVENANTS" is hereby amended by deleting the period at the end thereof and inserting the following new clause (viii) to read in its entirety as follows:

          , and (viii) Indebtedness to General Textiles for point-of-sale equipment advanced to Borrower by General Textiles, on the terms set forth in Section 2.9 of the GenTex Fifth Amendment.

          3.   Waivers of Events of Default.  The waivers set forth in this
Section 3   are specific to the matters set forth herein:  no future acts,
events or occurrences, or acts,   events or occurrences of which Lender
does not have actual present knowledge, which either   constitute an Event
of Default or which with the passage of time, giving of notice, or both, would constitute an Event of Default, are waived by Lender, including,
without limitation, any   circumstances which are of a continuing nature,
the existence of which would independently   give rise to an Event of
Default under the Loan Agreement after giving effect to this   Agreement;
provided, that with respect to any financial covenants or reporting
obligations   which are only tested or to be complied with as of specified
dates pursuant to the Loan   Agreement, no Event of Default shall exist
unless a breach occurs or exists as of the time such   covenants are to be
tested or complied with as of a date subsequent to the date of this Agreement.
               3.1 Merchandising Note. Subject to satisfaction of each condition precedent set forth in Section 4 below, Lender hereby waives Borrower s non- compliance with Section 13.15 of the Loan Agreement for the period commencing December 31, 1995 through June 30, 1996, provided Borrower's obligations under the Merchandising Note shall not exceed, during the period commencing on the date of this Amendment through June 30, 1996, the amount outstanding under the Merchandising
Note on the date of this Amendment, and all sums repaid by Borrower during such period of time may not be re-borrowed to the extent the balance of Borrower's obligations under the Merchandising Note after giving effect to such re-borrowing would exceed $6,000,000.

          4.   Conditions Precedent.  The modifications described in Section 2
of this   Amendment and the waivers set forth in Section 3 of this
Amendment will not be effective   unless and until each of the following
conditions precedent have been satisfied, in form,   manner and substance
satisfactory to Lender:

               (a) Borrower shall have delivered or caused to be delivered to Lender the following documents, all of which shall be properly completed, executed and otherwise satisfactory to Lender:

                    (i)  This Amendment;

                    (ii) The Consent of Guarantor in the form attached hereto;

                    (iii) Such acknowledgments and reaffirmations of the Subordination Agreement as Lender shall require;

                    (iv) Any other consents deemed necessary by Lender;

                    (v) Duly executed Uniform Commercial Code financing statements required by Section 2.5 of this Amendment;

                    (vi) A corporate resolution of Borrower approving the transactions contemplated hereby to which it is a party;

                    (vii) A corporate resolution of Guarantor approving the transactions contemplated hereby to which it is a party;

                   (viii) An opinion from Borrower's and Guarantor's counsel, which counsel must be acceptable to Lender, with respect to such matters as Lender shall require; and

                    (ix) Such other items as Lender may require.

               (b) Lender shall have obtained the consent and acknowledgment of any participants in the Inventory Loans to the execution and delivery of this Amendment and the transactions contemplated hereunder.

               (c) Lender shall have entered into the GenTex Fith Amendment and each condition to the effectiveness thereof shall have been satisfied.

               (d) There shall not then exist an Event of Default or any act or event which with notice, passage of time, or both would constitute an Event of Default.

             (e) All the representations and warranties of the Loan Parties in the Loan Documents shall be true and correct, in all material respects, before and after giving effect to the making of this Amendment.

             (f) Borrower shall have paid all closing costs, recording fees and taxes, appraisal fees and expenses, travel expenses, fees and expenses of Lender's counsel, and all other costs and expenses incurred by Lender in connection with the preparation of, closing of and disbursement of the advances pursuant to this Amendment, which costs, fees and expenses may be payable from the first advance made pursuant to this Amendment.

          5. Indebtedness Acknowledged. Borrower acknowledges that the indebtedness evidenced by the Loan Documents is just and owing and agrees to pay the indebtedness in accordance with the terms of the Loan Documents. Borrower further acknowledges and represents that no event has occurred and no condition presently exists that would constitute a default or event of default by Lender under the Loan Agreement or any of the other Loan Documents, with or without notice or lapse of time.

          6. Validity of Documents. Borrower hereby ratifies, reaffirms, acknowledges and agrees that the Loan Agreement and the other Loan
Documents represent   valid, enforceable and collectable obligations of
Borrower, and that Borrower presently has no existing claims, defenses (personal or otherwise) or rights of setoff whatsoever with respect to the Obligations of Borrower under the Loan Agreement or any of the other
Loan Documents. Borrower furthermore agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever which can be asserted as a basis to seek affirmative relief or damages from Lender.

          7.   Reaffirmation of Warranties.  Borrower hereby reaffirms to
Lender   each of the representations, warranties, covenants and agreements
of Borrower as set forth   in each of the Loan Documents with the same
force and effect as if each were separately stated herein and made as of the date hereof. Borrower represents and warrants to Lender that with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify
and hold Lender   harmless against any and all such claims.

        8. Ratification of Terms and Conditions. All terms, conditions and provisions of the Loan Agreement, and of each of the other Loan
Documents shall continue   in full force and effect and shall remain
unaffected and unchanged except as specifically   amended hereby.  In the
event of any conflict between the terms and conditions of this   Amendment
and any of the other Loan Documents, the provisions of this Amendment
shall   control.  Without limiting the generality of the foregoing, Borrower
reaffirms its obligation   to deliver to Lender Landlord's Consents with
respect to all of Borrower's facilities in which   Collateral is or is intended
to be kept or maintained and further acknowledges that Lender has   not
waived its right to require the delivery of such Landlord's Consents.

          9.   Other Writings.  Lender and Borrower will execute such other
writings   as may be necessary to confirm or carry out the intentions of
Lender and Borrower evidenced   by this Amendment.

          10. Benefit of the Amendment. The terms and provisions of this Amendment and the other Loan Documents shall be binding upon and inure
to the benefit of   Lender and Borrower and their respective successors and
assigns, except that Borrower shall   not have any right to assign its rights
under this Amendment or any of the Loan Documents   or any interest
therein without the prior written consent of Lender.

          11.  Choice of Law.  The Loan Documents and this Amendment
shall be   performed and construed in accordance with the laws of the State of Arizona.

          12.  Entire Agreement.  Except as modified by this Amendment, the
Loan   Documents remain in full force and effect.  The Loan Documents as
modified by this   Amendment embody the entire agreement and
understanding between Borrower and Lender,   and supersede all prior
agreements and understandings between said parties relating to the subject matter thereof.

          13.  Counterparts; Telecopy Execution.  This Amendment may be
executed   in any number of separate counterparts, all of which when taken
together shall constitute one   and the same instrument, admissible into
evidence, notwithstanding the fact that all parties   have not signed the
same counterpart.  Delivery of an executed counterpart of this
Amendment by telefacsimile shall be equally as effective as delivery of a
manually executed   counterpart of this Amendment.  Any party delivering
an executed counterpart of this   Amendment by telefacsimile shall also
deliver a manually executed counterpart of this   Amendment, but the
failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

                              FINOVA CAPITAL CORPORATION, a
                                Delaware corporation


                              By:Carlos Valles

                                 Name: Carlos Valles
                                 Title  Vice President

                              FACTORY 2-U, INC., an Arizona
                                corporation


                              By: William W. Mowbray

                                 Name: William W. Mowbray
                                 Title President and CEO